___% SERIES A                                                       __% SERIES A
CONVERTIBLE                                                          CONVERTIBLE
PREFERRED STOCK                                                  PREFERRED STOCK



GLENBOROUGH                                     THIS CERTIFICATE IS TRANSFERABLE
                                                IN NEW YORK, NY OR CRAWFORD, NJ


                                                         SEE REVERSE FOR CERTAIN
                                                    DEFINITIONS AND RESTRICTIONS

                     GLENBOROUGH REALTY TRUST INCORPORATED
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


                                                              CUSIP  37803P 2D 4

THIS CERTIFIES THAT


IS THE RECORD HOLDER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF THE __% SERIES A CONVERTIBLE PREFERRED STOCK (LIQUIDATION PREFERENCE $25.00 PER SHARE), PAR VALUE $.001 PER SHARE OF

Glenborough Realty Trust Incorporated, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     The shares evidenced by this Certificate are subject to, among other things, restrictions on transferability and ownership, and may automatically be transferred to a Trust and designated Shares-in-Trust and may become redeemable. See reverse side of this Certificate for information on how to obtain a copy of the rights, preferences, privileges and restrictions of each class or series of shares.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                      COUNTERSIGNED AND REGISTERED:
                                        REGISTRAR AND TRANSFER COMPANY
                                             TRANSFER AGENT AND REGISTRAR
                                      BY


          SECRETARY                 PRESIDENT           AUTHORIZED SIGNATURE

                     GLENBOROUGH REALTY TRUST INCORPORATED

     The shares represented by this certificate are subject to restrictions on transfer and ownership for the purpose of maintenance of the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 5.50% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding shares of Capital Stock of the Corporation unless such Person is a Qualified Trust (in which case such percentage is 9.9%) or an Existing Holder (in which case the Existing Holder Limit shall be applicable), (2) Beneficially Own shares of Capital Stock that would result in Beneficial Ownership of Capital Stock by fewer than 100 Persons, or (3) Beneficially Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who Beneficially or Constructively owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Capital Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated as Shares-in-Trust. The foregoing summary of the restrictions on transfer of shares of stock represented by this certificate is qualified in its entirety by reference to the Corporation's Charter. Stockholders may obtain from the Corporation, upon written request and without charge, a statement of the current limit on Beneficial Ownership and Constructive Ownership for all Persons.

     The Corporation is authorized to reclassify all or a portion of any unissued shares and thereby issue more than one class of capital stock, including preferred stock. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares and the designation of any series of preferred stock.

     Stockholders may obtain from the Corporation, upon written request and without charge, a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class that the Corporation is authorized to issue, and of the differences in the rights and preferences between the shares of each series of preferred stock to the extent that such rights and preferences have been set.

                         NOTICE OF ELECTION TO CONVERT

     The undersigned hereby irrevocably exercise(s) the right to convert _________ shares of the ___% Series A Convertible Preferred Stock represented by this certificate into Common Stock of Glenborough Realty Trust Incorporated in accordance with the provisions of the terms of the ___% Series A Convertible Preferred Stock relating thereto.

Date: ________________________________ Signature: ______________________________


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common                     UNIF GIFT MIN ACT - _______________ Custodian _______________
                                                                                 (Cust)                   (Minor)
     TEN ENT - as tenants by the entireties                                 under Uniform Gifts to Minors
                                                                            Act _________________________
     JT TEN  - as joint tenants with right of                                           (State)
               survivorship and not as tenants
               in common                                UNIF TRF MIN ACT  - _______________ Custodian (until age ____)
                                                                                 (Cust)
                                                                            __________________ under Uniform Transfers
                                                                                   (Minor)
                                                                            to Minors Act _________________
                                                                                               (State)


    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------


--------------------------------------


________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________


_________________________________________________________________________ Shares
     of the ___% Series A Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
     to transfer the said shares of said ___% Series A Convertible Preferred Stock on the books of the said Corporation, pursuant to the provisions of the Bylaws the powers of substitution in the premises.


Dated ________________________________ X _______________________________________


                                       X _______________________________________
                               NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                       CORRESPOND WITH THE NAME(S) AS WRITTEN
                                       UPON THE FACE OF THE CERTIFICATE IN
                                       EVERY PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:


__________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.